Exhibit 16.1

June 18, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:          Resonant Inc. (File No. 001-36467)

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Resonant Inc. dated June 18, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Los Angeles, California